Exhibit 10.1(b)

Acclaim Entertainment Ltd.
Moreau House
112-120 Brompton Road
London SW3 1JJ

November 25th, 2003

BAM Entertainment Limited
Upper Borough Court
Borough Wells
Bath
BA1 1RG

Re Acclaim Entertainment Inc. -w- BAM Entertainment Limited

Gentlemen:

Further to our letter of intent dated July 17, 2003:

We acknowledge and accept delivery of the following products prior to October 31st, 2003

Wallace & Gromit PS2 - PAL - French, Italian, German, Spanish
Wallace & Gromit PC - All languages
Wallace & Gromit XBox - PAL - French, Italian, German, Spanish
Wallace & Gromit Gamecube - PAL - French, Italian, German, Spanish

We waive our right under Clause 6 (c) (iii) to terminate the aforementioned Game Titles, and we waive our right under Clause 6 (c) (iv) to reduce the minimum guarantees for the aforementioned games.

Sincerely Acclaim Entertainment Limited

By	/s/ Simon Hosken